Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-273294) pertaining to the Trevena, Inc. 2023 Equity Incentive Plan,
2)	Registration Statement (Form S-8 No. 333-215420) pertaining to the Trevena, Inc. Inducement Plan,
3)	Registration Statement (Form S-3 No. 333-275866) of Trevena, Inc., and
4)	Registration Statement (Form S-3 No. 333-276458) of Trevena, Inc.

of our report dated April 1, 2024, with respect to the financial statements of Trevena, Inc. included in this Annual Report (Form 10-K) of Trevena, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 1, 2024